UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: August 22, 2006
(Date of earliest event reported)
CHEMOKINE THERAPEUTICS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6190 Agronomy Road, Suite 405
University of British Columbia
Vancouver, British Columbia		V6T 1Z3
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (604) 822-0301
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement
Item 5.02 -Departure of Principal Officer
SIGNATURE

Item 1.02 — Termination of a Material Definitive Agreement.
     Pursuant to the resignation of David Karp from his positions as the Company’s Director of Finance, Chief Financial Officer and Corporate Secretary, the Company and Mr. Karp have terminated the Employment Agreement, dated as of May 14, 2004, among the Company, its wholly-owned subsidiary, Chemokine Therapeutics (BC) Corp. and Mr. Karp, as amended by the Amended Employment Agreement, dated as of March 10, 2005.
Item 5.02 —Departure of Principal Officer.
     On August 15, 2006, Chemokine Therapeutics Corp. issued a press release announcing David Karp’s departure from the Company as its Director of Finance, Chief Financial Officer and Corporate Secretary. The press release indicated that Mr. Karp had resigned to pursue another business opportunity and that Mr. Karp would continue to serve the Company in his current position until September 8, 2006. The Company and Mr. Karp have since agreed that to accelerate the effective date of the resignation to August 22, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemokine Therapeutics Corp.

Date: August 23, 2006	By:	/s/ Hassan Salari

Hassan Salari, M.D.
President and Chief Executive Officer